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                                                                    Exhibit 10.7



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                         SECURITIES PURCHASE AGREEMENT

                                     Among

                      NEW AMERICAN HEALTHCARE CORPORATION,

                   WELSH, CARSON, ANDERSON & STOWE VII, L.P.,

              THE OTHER SEVERAL PURCHASERS NAMED IN ANNEX I HERETO

                                      and

                     THE FOUNDERS NAMED IN ANNEX II HERETO

                         Dated as of December 19, 1995



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                               TABLE OF CONTENTS


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ARTICLE I. THE SHARES ......................................................   2

    SECTION 1.01   Sales and Purchases of Initial Shares....................   2
    SECTION 1.02   First Closing Date ......................................   2
    SECTION 1.03   Additional Investment Requests by Company;
                     Purchaser's Right to Require Sales of
                     Additional Shares......................................   2
    SECTION 1.04   Purchase and Sale of Additional Shares ..................   6
    SECTION 1.05   Subsequent Closing Dates.................................   6

ARTICLE II. REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................   7

    SECTION 2.01   Organization, Qualification and Corporate Power..........   7
    SECTION 2.02   Authorization of Agreement, Etc..........................   8
    SECTION 2.03   Validity.................................................   8
    SECTION 2.04   Capital Stock............................................   9
    SECTION 2.05   Actions Pending..........................................   9
    SECTION 2.06   Third Party Agreements, Etc..............................  10
    SECTION 2.07   Governmental Approvals...................................  10
    SECTION 2.08   Use of Proceeds..........................................  10
    SECTION 2.09   Disclosure...............................................  10
    SECTION 2.10   Offering of Shares.......................................  11
    SECTION 2.11   Contracts and Commitments................................  11
    SECTION 2.12   No Liabilities...........................................  11
    SECTION 2.13   Compliance with Law......................................  11

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF PURCHASERS AND FOUNDERS .....  12

ARTICLE IV. CONDITIONS TO THE OBLIGATIONS OF PURCHASERS.....................  13

    SECTION 4.01   Conditions to the Obligations of Purchasers with
                     Respect to First Closing...............................  13
    SECTION 4.02   Conditions to the Obligations of Purchasers with
                     Respect to Each Subsequent Closing.....................  17

ARTICLE V. COVENANTS........................................................  19
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ARTICLE VI. MISCELLANEOUS ..................................................  23

    SECTION 6.01   Expenses.................................................  23
    SECTION 6.02   Survival of Agreements; Limitation on Customer
                     Liabilities............................................  23
    SECTION 6.03   Brokerage................................................  23
    SECTION 6.04   Parties in Interest......................................  23
    SECTION 6.05   Notices..................................................  23
    SECTION 6.06   GOVERNING LAW............................................  24
    SECTION 6.07   Entire Agreement.........................................  24
    SECTION 6.08   Counterparts.............................................  25
    SECTION 6.09   NOTICE FOR PENNSYLVANIA RESIDENTS........................  25

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                                INDEX TO ANNEXES

                                   Description
                                   -----------

ANNEX I             Purchasers

ANNEX II            Founders

ANNEX III           Additional Shares


                                INDEX TO EXHIBITS

                                   Description
                                   -----------

EXHIBIT A           Form of Registration Rights Agreement

EXHIBIT B           Form of Stockholders Agreement

EXHIBIT C           Form of Restricted Stock Agreement

EXHIBITS D-1        Forms of Employment Agreements
 through D-4

EXHIBIT E           Form of Amended and Restated Charter


                               INDEX TO SCHEDULES

                                   Description
                                   -----------

2.01(b)             Subsidiaries, Partnership Interests and Joint Ventures

2.04                Capitalization

2.05                Actions Pending

2.06                Third Party Agreements, Etc.

2.11                Contracts and Commitments

2.12                Liabilities



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     SECURITIES PURCHASE AGREEMENT, dated as of December 19, 1995, among NEW
AMERICAN HEALTHCARE CORPORATION, a Tennessee corporation (the "Company"), WELSH, CARSON, ANDERSON & STOWE VII, L.P., a Delaware limited partnership ("WCAS VII"), the several persons named in Annex I hereto (collectively, with WCAS VII, the "Purchasers") and the persons named in Annex II hereto (collectively, the "Founders").

     WHEREAS, the Company has been formed for the purpose of acquiring, managing and operating rural hospitals;

     WHEREAS, in order to obtain funds for acquisitions of rural hospitals, the Company wishes to issue and sell to the Purchasers and the Founders (i) on the First Closing Date (as hereinafter defined) an aggregate 5,026,500 shares of Common Stock, $0.01 par value ("Common Stock"), of the Company (the "Initial Shares") and (ii) subject to the provisions of Sections 1.03, 1.04 and 1.05 hereof, from time to time over a five-year period after the First Closing Date, up to (A) an aggregate 250,000 shares of the Company's Series A Non-Convertible Cumulative Preferred Stock, $0.01 par value ("Series A Preferred"), and (B) an aggregate 235,000 shares of the Company's Series B Convertible Preferred Stock, $0.01 par value ("Series B Preferred"); and

     WHEREAS, the Founders own all the presently issued and outstanding shares of Common Stock and wish the Company to be able to issue and sell to the Purchasers and the Founders hereunder the Initial Shares and the shares of Series A Preferred and Series B Preferred as provided above and, in order to induce such purchases by the Purchasers, are willing to make the covenants and agreements on their part contained herein and in the other agreements to be executed and delivered by them as contemplated hereby; and

     WHEREAS, the Purchasers and the Founders, severally and not jointly, are willing to purchase, on the terms and subject to the conditions hereinafter set forth, their respective proportions of the Initial Shares and, if WCAS VII so determines from time to time as hereinafter provided, of the Series A Preferred and the Series B Preferred;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                       I.


                                   THE SHARES

     SECTION 1.01 Sales and Purchases of Initial Shares. (a) Subject to the terms and conditions set forth herein, the Company shall issue and sell to each Purchaser or Founder, as the case may be, and each Purchaser or Founder, as the case may be, shall purchase from the Company, on the First Closing Date (as hereinafter defined), the number of Initial Shares set opposite the name of such Purchaser in annex I or such Founder in Annex II hereto at a purchase price of $0.30 per share, and the Company shall on the First Closing Date issue and deliver to each Purchaser or Founder, as the case may be, a stock certificate or certificates in definitive form, registered in the name of such Purchaser or Founder, as the case may be, evidencing the number of Initial Shares being purchased by it hereunder.

     (b) As payment in full for the number of Initial Shares being purchased by a Purchaser or a Founder hereunder, and against delivery of the certificate or certificates therefor as aforesaid, such Purchaser or Founder, as the case may be, shall deliver to the Company on the First Closing Date a certified or official bank check, payable to the order of the Company, in the amount set opposite the name of such Purchaser or Founder, as the case may be, in Annex I or Annex II hereto, as applicable, under the heading "Purchase Price of Initial Shares", or shall transfer such sum to the account of the Company by wire transfer; provided, however, that in the case of WCAS VII, such payment by it shall be made by wire transfer of immediately available funds.

     SECTION 1.02 First Closing Date. The closing of the sales and purchases described in Section 1.01 shall take place at the offices of Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, New York, New York 10111, at 10 a.m., New York time on December 26, 1995; provided, however, that if WCAS VII shall not as of such date have made its initial investment in an operating company, then at such later date and time within 5 business days after the date of such initial investment as may be mutually agreed upon among the Purchasers, the Founders and the Company (such date and time of closing being herein called the "First Closing Date").

     SECTION 1.03 Additional Investment Requests by Company; Purchaser's Right to Require Sales of Additional Shares. (a) The Additional Shares. (i) There shall be reserved for issuance pursuant to this Section 1.03 (i) 250,000 shares of Series A Preferred and (ii) 235,000 shares of Series B Preferred (the shares of Series A Preferred and Series B Preferred being hereinafter referred to collectively as the "Additional Shares" and, together with the Initial Shares, the "Shares").


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     (ii) The respective maximum numbers of shares of Series A Preferred and
Series B Preferred which are subject to purchase by each Purchaser pursuant to this Section 1.03 are set forth opposite the name of such Purchaser in Annex III hereto under the respective headings "Maximum Number of Series A Preferred Shares" and "Maximum Number of Series B Preferred Shares". The aggregate number of Additional Shares purchased by the Purchasers on a Subsequent Closing Date (as hereinafter defined) shall (after deduction of the number of Additional Shares to be purchased by the Founders on such Subsequent Closing Date pursuant to Section 1.03(b)(iii)) be allocated pro rata among the Purchasers in proportion to the respective maximum numbers of Additional Shares so set forth, except for Horizon Investment Associates, I and David F. Bellet, who shall each purchase the entire amount of Series B Preferred so set forth on the first Subsequent Closing Date. The maximum aggregate number of Additional Shares subject to purchase by each Purchaser on any Subsequent Closing Date shall be reduced by the aggregate number of Additional Shares purchased by such Purchaser on all previous Subsequent Closing Dates. On the Termination Date (as defined in subparagraph (iii) below) no further Additional Shares shall be subject to purchase hereunder, except as provided in Section 1.03(c). The purchase price for Additional Shares shall in all cases be $100 per share.

     (iii) For purposes of this Section 1.03, the term "Termination Date" means the earliest of (A) the fifth anniversary of the First Closing Date, (B) the completion of an Initial Public Offering (as defined below) and (C) the date on which the proceeds of issuance of the Initial Shares shall have been fully expended, unless prior thereto the first Subsequent Closing Date shall have occurred. The term "Initial Public Offering" means the first to occur of either
(x) a firm commitment public offering of Common Stock of the Company registered pursuant to the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder (the "Securities Act") (i) at a price to the public of not less than $10.00 per share and (ii) resulting in proceeds to the Company of not less than $20,000,000, after deduction of underwriting discounts and commissions but before deduction of other expenses of issuance and (y) the merger or consolidation by the Company with or into a company which has capital stock which is publicly traded and which throughout the Relevant Time Period (as hereinafter defined) has a public float of at least $30,000,000 and which merger or consolidation is on terms whereby shares of Common Stock are exchanged for publicly traded stock, and the fair market value of the consideration to be received for each share of Common Stock is equal to or greater than $10.00. The term "Relevant Time Period" means the ten consecutive trading days commencing two trading days after the public announcement of the terms of the proposed merger or consolidation.



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     (b) Company's Right to Request Purchases of Additional Shares. (i) From
time to time prior to the Termination Date, the Company may, if it proposes to acquire a rural hospital (a "Facility"), and in any event prior to the execution of a letter of intent with respect thereto, request that the Purchasers consider the purchase by them of all or any portion of the Additional Shares which then remain subject to purchase hereunder, but not more in the aggregate than shall be required to provide (A) funds to finance the acquisition of such Facility,
(B) provide working capital therefor and (C) provide for capital expenditures of up to $500,000 for such Facility. Such request (an "Additional Investment Request") shall be in writing and shall set forth (w) the terms of the proposed acquisition of the Facility, supported in reasonable detail, including appropriate historical and projected financial information, (x) the number of Additional Shares (the "Requested Securities") that the Company wishes to issue to the Purchasers and the Founders in connection therewith, and (y) the anticipated Subsequent Closing Date for the share purchase transaction, which shall be the date on which the acquisition of the Facility is consummated. The Requested Securities shall consist entirely of Series B Preferred until such time as all Series B Preferred have been issued and sold to the Purchasers and Founders in accordance with this Agreement, at which time the Requested Securities shall be Series A Preferred. No Subsequent Closing Date shall be scheduled to occur less than 10 or more than the number of days acceptable to a majority of the Board of Directors of the Company after the date of the Additional Investment Request to which it relates. Until such time as the first Additional Investment Request has been affirmatively accepted by WCAS VII as provided in subparagraph (ii) below, each Additional Investment Request shall also include an accounting of the proceeds of the sale of the Initial Shares by the Company to the Purchasers and the Founders.

     (ii) Within five business days after receipt of an Additional Investment Request pursuant to subparagraph (i) above, WCAS VII shall (x) determine in its sole discretion whether it believes that the proposed acquisition is appropriate for the Company and (y) notify the Company in writing of the results of such determination. If such notice from WCAS VII shall state that it has made such determination affirmatively, then the Purchasers shall purchase the Requested Securities, less the amount thereof to be purchased by the Founders as provided in subparagraph (iii) below, in accordance with Section 1.04 below unless, prior to the Subsequent Closing Date specified in the Additional Investment Request, the Company determines that it is unable for any reason, or it would not be in the best interests of the Company (in each case as reasonably determined by the Board of Directors of the Company), to proceed with the acquisition of any Facility as contemplated by the Additional Investment Request relating thereto, in which case it shall


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promptly notify the Purchasers and Founders of such determination, and the obligation of the Purchasers and Founders to purchase, and of the Company to issue and sell, the Requested Securities shall thereupon cease and the Additional Investment Request relating thereto shall be of no further force or effect. If such notice from WCAS VII shall not state that it has made such determination affirmatively, the related Additional Investment Request shall, for all purposes hereof, be deemed to be terminated, and such Additional Investment Request shall be of no further force or effect.

     (iii) If WCAS VII affirmatively accepts an Additional Investment Request in accordance with sub-paragraph (ii) above, each of the Founders shall purchase on the relevant Subsequent Closing Date a portion of the Requested Securities equal to the product of (A) the aggregate number of Requested Securities to be sold on such Subsequent Closing Date and (B) a fraction, the numerator of which is as follows:

                        Mr. Martin         100,000
                        Mr. McLendon       100,000
                        Mr. Watson          50,000
                        Mr. Hill            15,000

and the denominator of which is 50,000,000.

     (c) WCAS Right to Purchase Additional Shares. Not later than sixty (60) days after the Termination Date (unless the Termination Date occurs by reason of an Initial Public Offering), the Purchasers shall have the option to require the Company to issue and sell, on the terms and conditions set forth herein, all or any portion of the Additional Shares then remaining available for purchase hereunder, by an instrument in writing (a "Purchase Notice"), executed on behalf of the Purchasers by WCAS VII, notifying the Company of the Purchasers' intention to purchase such Additional Shares; provided, however, that such option shall not be available if WCAS VII shall not have purchased on a Subsequent Closing Date any Additional Securities which it has agreed to purchase on such date pursuant to Section (b)(ii) above other than by reason of the Company's withdrawal of the relevant Additional Investment Request or the non-satisfaction of any of the conditions to WCAS VII's obligation to purchase such securities on such date set forth in Section 4.02; provided, further, that such options shall be available only to accredited investors within the meaning of Rule 501 of the Securities Act. The Purchase Notice shall specify the number of Additional Shares to be acquired from the Company, the Subsequent Closing Date for such transaction, which date shall be not less than 20 days after the date of the Purchase Notice. Such Purchase Notice shall be effective upon delivery thereof. The Company shall notify the Founders upon its receipt of the Purchase Notice and each of them



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shall have the option to purchase a number of the Additional Shares proposed to be purchased by the Purchasers equal to the product of (A) the aggregate number of Additional Shares proposed to be so purchased by the Purchasers and (B) a fraction, the numerator of which is as follows:

                          Mr. Martin       100,000
                          Mr. McLendon     100,000
                          Mr. Watson        50,000
                          Mr. Hill          15,000

and the denominator of which is 50,000,000.

     SECTION 1.04 Purchase and Sale of Additional Shares. (a) If either (i) the Company shall have delivered an Additional Investment Request pursuant to
Section 1. 03 (b) (i) above which shall have become effective pursuant to
Section 1.03(b)(ii) above or (ii) WCAS VII shall have delivered a Purchase Notice pursuant to Section 1.03(c) above, then, subject to the other terms and conditions of this Agreement, on the Subsequent Closing Date specified in such Additional Investment Request or Purchase Notice, as the case may be, the Company shall issue and sell to the Purchasers and the Founders, and the Purchasers and the Founders shall purchase from the Company, the number of Additional Shares specified in the Additional Investment Request or the Purchase Notice, as the case may be, subject to compliance with applicable securities laws, at a purchase price per share of $100, and the Company shall issue and deliver to the Purchasers and the Founders stock certificates in definitive form, registered in the names of the respective Purchasers and Founders, evidencing the Additional Shares purchased by them hereunder.

     (b) As payment in full for the Additional Shares being purchased by it hereunder, and against delivery of the certificate or certificates therefor as aforesaid, each Purchaser or Founder, as the case may be, shall pay to the Company on each Subsequent Closing Date the purchase price for the Additional Shares to be purchased by such Purchaser or Founder, as the case may be, on such Subsequent Closing Date, in accordance with the procedures established pursuant to Section 1.05 below.

     SECTION 1.05 Subsequent Closing Dates. Each closing of a sale and purchase of Additional Shares shall take place at the offices of Harwell Howard Hyne Gabbert & Manner, P.C. at 10 a.m., Nashville time, on such date (which shall not be a day on which banking institutions in New York State or the State of Tennessee are required or authorized to close) as shall be specified in any Additional Investment Request or Purchase Notice, as the case may be, or at such other date and time as may be mutually agreed upon between the Purchasers, the Founders and



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the Company (each such date and time of closing being herein called a
"Subsequent Closing Date"). The Company and WCAS VII agree that they will cooperate in good faith to establish procedures, including, where appropriate, mutually acceptable escrow arrangements, for Subsequent Closing Dates so as to permit funding of the acquisition of the applicable Facility while minimizing the related costs and inconvenience to the Purchaser, it being understood that no purchaser other than WCAS VII shall be required to pay the purchase price for the Additional Shares acquired by it by wire transfer.

                                       II.

                    REPRESENTATIONS AND WARRANTIES OF COMPANY

     The Company represents and warrants to, and agrees with, the Purchasers as follows:

     SECTION 2.01 Organization, Qualification and Corporate Power. (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Tennessee, and is licensed or qualified to do business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases any real property or in which the nature of business transacted by it makes such licensing or qualification necessary and where the failure to be so licensed or qualified would have a material adverse effect on the business, operations or financial condition of the Company. The Company has the corporate power and authority to own and hold its properties and to carry on its business as currently conducted, to execute, deliver and perform this Agreement, the Registration Rights Agreement annexed hereto as Exhibit A (the "Registration Rights Agreement"), the Stockholders Agreement among the Company, the Founders and the Purchasers annexed hereto as Exhibit B (the "Stockholders Agreement"), the Restricted Stock Agreement between the Company, the Purchasers and each of the Founders annexed hereto as Exhibit C (the "Restricted Stock Agreement") and the Employment Agreements between the Company and each of Robert M. Martin, Dana C. McLendon, Jr., Craig B. Watson and
Timothy S. Hill in the respective forms annexed hereto as Exhibits D-1, D-2, D-3 and D-4 (collectively, the "Employment Agreements").

     (b) Except as set forth on Schedule 2.01(b) hereto, the Company does not own of record or beneficially, directly or indirectly, (i) any shares of outstanding capital stock or securities convertible into capital stock of any other corporation or (ii) any participating interest in any partnership, joint venture or other non-corporate business enterprise.



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     SECTION 2.02 Authorization of Agreement, Etc. (a) The execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement, the Shareholders Agreement and the Restricted Stock Agreement, and the issuance, sale and delivery of the Shares have been duly authorized by all requisite corporate action and will not violate any provision of law (assuming the accuracy of the representations of the persons purchasing securities contained in Article III), any order of any court or other agency of government, the Charter or By-laws of the Company, or any provision of any indenture, agreement or other instrument by which the Company or any of its properties or assets is bound or affected, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

     (b) The Initial Shares have been duly authorized and, when issued and delivered in accordance with this Agreement, will be validly issued and outstanding, fully paid and nonassessable shares of Common Stock. The Additional Shares have been duly authorized and reserved for issuance upon Subsequent Closing Dates and, when so issued and paid for in accordance with the terms of this Agreement, will be duly authorized, validly issued and outstanding, fully paid and nonassessable shares of Series A Preferred or Series B Preferred, as the case may be (assuming the accuracy of the representations and warranties of the persons purchasing securities under this Agreement). The issuance, sale and delivery of the Shares is not subject to any preemptive rights of stockholders of the Company or to any right of first refusal or other similar right in favor of any person which has not been waived in its entirety.

     SECTION 2.03 Validity. This Agreement has been duly executed and delivered by the Company and the Founders and constitutes the legal, valid and binding agreement of the Company and the Founders, enforceable in accordance with its terms (subject, as to enforcement of remedies to applicable bankruptcy, reorganization, insolvency and similar laws, to moratorium laws from time to time in effect and to general principles of equity). Each of the Registration Rights Agreement, the Stockholders Agreement, the Employment Agreements and the Restricted Stock Agreement, when executed and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligation of the Company and the Founders (or, in the case of each Employment Agreement, the Company and the respective Founder), enforceable in accordance with its terms (subject, as to enforcement of remedies to applicable bankruptcy, reorganization, insolvency and similar laws, to moratorium laws



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from time to time in effect and to general principles of equity).

     SECTION 2.04 Capital Stock. As of the date hereof, the authorized capital stock of the company consists of (i) 500,000,000 shares of Common Stock of which 2,800,000 shares are validly issued and outstanding, fully paid and nonassessable and no other shares have ever been issued and (ii) 500,000,000 shares of Preferred Stock, none of which have been issued. As of the Initial Closing Date, the authorized capital stock of the Company will consist of (x) 20,000,000 shares of Common Stock of which 2,800,000 shares (prior to giving effect to the transactions to occur on the Initial Closing Date) will be validly issued and outstanding, fully paid and non-assessable and 4,000,000 shares will have been duly reserved for issuance upon conversion of Series B Preferred and
(y) 485,000 shares of Preferred Stock, of which 250,000 shares will have been designated as Series A Preferred and 235,000 shares will have been designated as Series B Preferred. As of the date hereof, the Founders are the sole stockholders of the Company and the number of shares of Common Stock owned by each of them are as set forth in Schedule 2.04 hereto. Except as contemplated or permitted by this Agreement, (A) no subscription, warrant, option, convertible security or other right (contingent or other) to purchase or acquire any shares of any class of capital stock of the Company is authorized or outstanding, (B) there is no commitment of the Company to issue any shares, warrants, options or other such rights or to distribute to holders of any class of its capital stock any evidences of indebtedness or assets and (C) the Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.

     SECTION 2.05 Actions Pending. Except as set forth in Schedule 2.05 hereto:
(i) there is no action, suit, investigation or proceeding pending or, to the best knowledge and belief of the Company, threatened against the Company or any subsidiary which, if adversely determined, might have a material adverse effect on the business, operations or financial condition of, the Company or its Subsidiaries, taken as a whole, or any of their respective properties or rights, before any court or by or before any governmental body or arbitration board or tribunal; and (ii) to the best knowledge and belief of the Company, there does not exist any basis for any such action, suit, investigation or proceeding that, if adversely determined, might materially, adversely affect the business, operations or financial condition of the Company or its subsidiaries, taken as a whole, or any of their properties or assets. The foregoing includes, without limiting its generality, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any employees or prospective employees of the



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Company or their use, in connection with the Company's business, of any information or techniques which might be alleged to be proprietary to their former employer(s).

     SECTION 2.06 Third Party Agreements, Etc. Except as set forth on Schedule
2.06 hereto, none of the Founders or any other person affiliated with the Company is party to any employment, non-compete, confidentiality or other agreement with a third party that would materially restrict the ability of such person to own Common Stock of, or perform services for, the Company, assuming for these purposes that the Company shall carry on its business as such business is intended to be conducted as contemplated in the Business Plan (as hereinafter defined). No third party has claimed that any of the Founders or any other person affiliated with the Company has, in respect of his activities to date, violated any of the terms or conditions of any such contract with such third party, or disclosed or utilized any trade secrets or proprietary information or documentation of such third party, or interfered in the employment relationship between such third party and any of its employees. None of the Founders or any other person affiliated with the Company has employed or will employ any trade secrets or any information or documentation proprietary to any former employer, and no such person has violated any confidential relationship which such person may have had with any third party, in connection with the development or operation of the Company's business.

     SECTION 2.07 Governmental Approvals. Assuming the accuracy of the representations by the Purchasers and the Founders in Article III, no registration or filing with, or consent or approval of, or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance of this Agreement and the execution and delivery of the Registration Rights Agreement, or the issuance, sale and delivery of the Shares, except that compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), may be required in connection with the issuance, sale and delivery of the Additional Shares.

     SECTION 2.08 Use of Proceeds. The Company will apply the proceeds of the issuance and sale of the Additional Shares to finance the acquisition and operation of Facilities.

     SECTION 2.09 Disclosure. The Company has furnished to the Purchasers a copy of the Company's proposed business objectives, revised as of September 26, 1995 (the "Business Plan") and all of the schedules and underlying agreements listed on any Schedules hereto.



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     SECTION 2.10 Offering of Shares. Neither the Company nor any person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Shares or any similar security of the Company has offered the Shares or any such security for sale to, or solicited any offers to buy the Shares or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any person or persons other than the Purchasers and not more than 20 other persons or groups of persons (treating for this purpose an investment fund and the partners, employees and affiliates thereof as a single group), and neither the Company nor any person acting on its behalf has taken or will take any action (including, without limitation, any offer, issuance or sale of any security of the Company under circumstances which might require the integration of such offer, issuance or sale with the offer, issuance and sale of the Shares under the Securities Act) which might subject the offering, issuance or sale of the Shares to the registration provisions of the Securities Act.

     SECTION 2.11 Contracts and Commitments. Except as set forth in this Agreement or in Schedule 2.11 hereto, the Company is not a party to any contract, lease or commitment (or group of related contracts, leases or commitments). The Company is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party which may result in any material adverse change in the business, operations or financial condition of the Company.

     SECTION 2.12 No Liabilities. The Company has not engaged in any material business activities other than those incident to its incorporation and the sale of its equity and has no absolute, accrued or contingent liabilities other than those listed in Schedule 2.12 hereof.

     SECTION 2.13 Compliance with Law. The Company is not in default under any order of any court, governmental authority or arbitration board or tribunal to which the Company is subject or in violation of any laws, ordinances, governmental rules or regulations (including, but not limited to, those relating to environmental, safety, building, product safety or health standards or employment matters) to which the Company is or was subject, in each case, that would have a material adverse effect on the business, operations or financial condition of the Company or its subsidiaries, taken as a whole, or any of its properties or assets. The business of the Company or its subsidiaries, taken as a whole, is being conducted in compliance with all applicable laws, ordinances, rules and regulations applicable to it, non-compliance with which would have a material, adverse effect on the business, operations or financial condition of the

Company or its subsidiaries, taken as a whole, or any of its properties or assets. The Company has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of their respective properties or to the conduct of the business of the Company, which failure would have a material, adverse effect on the business, operations or financial condition of the Company or its subsidiaries, taken as a whole, or any of its properties or assets.

                                      III.

            REPRESENTATIONS AND WARRANTIES OF PURCHASERS AND FOUNDERS

     Each Purchaser represents and warrants to the Company that such Purchaser is acquiring the Initial Shares and will acquire any Additional Shares purchased by it hereunder for such Purchaser's own account for the purpose of investment and not with a view to or for sale in connection with any distribution or other allocation thereof. Each Founder represents and warrants to the Company that such Founder is acquiring the Initial Shares and will acquire any Additional Shares purchased by such Founder hereunder for such Founder's own account for the purpose of investment and not with a view to or for sale in connection with any distribution or other allocation thereof. Each Purchaser and Founder further represents, as to itself, that such Purchaser or Founder, as the case may be, understands that (i) the Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) or 4(6) or Regulation D thereof and have not been registered under any state securities laws, (ii) the Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Shares will bear a legend to such effect and (iv) the Company will make a notation on its transfer books to such effect. Each Purchaser and Founder further understands that the exemption from registration afforded by Rule 144 under the Securities Act depends on the satisfaction of various conditions and that the Company does not currently meet those conditions and no assurance can be made that the Company will be able to meet those conditions in the foreseeable future, and that, if applicable, Rule 144 affords the exemptions of sales of the Shares only in limited amounts under certain conditions. Each Purchaser and Founder (A) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its purchase and is able to bear the substantial economic risks of the investment and can afford a complete loss in its investment, (B) acknowledges that such Purchaser or Founder, as the case may be, has had a full opportunity to request from the Company and to review and has received all information which it deems relevant in making a decision to purchase the Shares being purchased or to be purchased by it or him hereunder and (C) will comply with the applicable restrictions on transferability of the Shares contained in the Registration Rights Agreement, Restricted Stock Agreement and Stockholders Agreement. Each Purchaser and Founder, severally and not jointly, further represents and covenants as to itself that it is, and will be at each Subsequent Closing Date, an "accredited investor" within the meaning of Rule 501(a) of the Securities Act and will advise the Company if its state of residence indicated on Annex III hereto shall hereafter change.

                                       IV.

                     CONDITIONS TO OBLIGATIONS OF PURCHASERS

     SECTION 4.01 Conditions to Obligations of Purchasers with Respect to First Closing. The obligation of the Purchasers to purchase and pay for the Initial Shares being purchased by them on the First Closing Date is, at their option, subject to the satisfaction, on or before such date, of the following conditions:

     (a) Opinion of Counsel. Each Purchaser shall have received from Harwell Howard Hyne Gabbert & Manner, P.C., counsel for the Company, an opinion dated the First Closing Date, in form and substance satisfactory to WCAS VII and its counsel, Reboul, MacMurray, Hewitt, Maynard & Kristol (and the parties agree that the opinion shall be governed by and interpreted in accordance with the legal opinion accord of the ABA Section of Business Law
   (1991) the "Accord"), to the effect that:

          (i) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Tennessee, and is duly licensed or qualified to do business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases any real property. The Company has the corporate power and authority to own and hold its properties and to carry on its business as currently conducted, to acquire, own, operate and manage acute care hospitals, to execute, deliver and perform this Agreement, the Registration Rights Agreement, the Stockholders Agreement, the Employment Agreements and the Restricted Stock Agreement, and to issue, sell and deliver the Initial Shares.

          (ii) The authorized capital stock of the Company is as set forth in
       Section 2.04.

             (iii) The execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement, the Stockholders Agreement, the Employment Agreements and the Restricted Stock Agreement have been duly authorized by all requisite corporate action, and each has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company and the Founders, enforceable in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency and similar laws, to moratorium laws from time to time in effect and to general equity principles), except that such counsel need express no opinion as to the indemnification and contribution provisions of any of the agreements nor the availability of the remedy of specific performance nor the enforceability of any noncompetition or nonsolicitation provisions in any such agreement.

             (iv) The execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement, the Stockholders Agreement, the Employment Agreements and the Restricted Stock Agreement, and the issuance, sale and delivery of the Initial Shares will not violate any provision of law, or, to the Opinion Giver's Actual Knowledge (as defined in the Accord), any order of any court or other agency of government, the Charter or By-laws of the Company, or, to the Opinion Giver's Actual Knowledge, after review of the agreements listed on Schedule 2.11, any provision of any indenture, agreement or other instrument by which the Company or any of its properties or assets is bound or affected, or result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument.

             (v) The Initial Shares have been issued and sold by the Company pursuant to this Agreement and are duly authorized, validly issued and outstanding, fully paid and nonassessable shares of Common Stock. The issuance and delivery of the Additional Shares upon Subsequent Closing Dates (and the shares of Common Stock issuable upon conversion of the Series B Preferred) have been duly authorized by all requisite corporate action and have been duly reserved for issuance upon Subsequent Closing Dates (or upon such conversion) and, if and when so issued and paid for in accordance with the provisions of this Agreement pursuant to an Additional Investment Request or a Purchase Notice (or when so issued upon such conversion in accordance with the

          Charter), provided that the Board of Directors of the Company has not rescinded its authorization thereof, will be duly authorized, validly issued and outstanding, fully paid and nonassessable shares of Series A Preferred, Series B Preferred or Common Stock, as the case may be. The issuance, sale and delivery of the Shares (or Common Stock issuable upon conversion thereof) are not subject to any statutory preemptive rights of stockholders of the Company or, to the best knowledge and belief of such counsel, after inquiry of officers of the Company to any contractual right of first refusal or other similar right in favor of any person.

             (vi) The issuance, sale and delivery of the Initial Shares to the Purchasers and the Founders on the First Closing Date, under the circumstances contemplated by this Agreement, are exempt from the registration requirements of the Securities Act. For purposes of the opinions expressed in Sections 4.01(a)(v) and (vi), counsel can assume the veracity of the representations and warranties of all purchasers of all securities pursuant to this Agreement and compliance by such purchasers with all covenants and agreements hereunder and can assume that there is no subsequent action taken by the Company, the Founders or the Purchasers which would cause the exemption to be lost.

          (b) Representations and Warranties to Be True and Correct. The representations and warranties contained in Article II hereof shall be true and correct on and as of the First Closing Date with the same effect as if made on and as of such date, and the Company shall have certified to such effect to the Purchasers in writing.

          (c) Performance. The Company shall have performed and complied with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the First Closing Date, and the Company shall have certified to such effect to the Purchasers in writing.

          (d) All Proceedings to Be Satisfactory. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to WCAS VII and its counsel, Reboul, MacMurray, Hewitt, Maynard & Kristol, and WCAS VII and said counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

          (e) Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement.

          (f) Stockholders Agreement. The Company and the Founders shall have executed and delivered the Stockholders Agreement.

          (g) Restricted Stock Agreement. The Company and the Founders shall have executed and delivered the Restricted Stock Agreement.

          (h) Employment Agreements. The Company and each of Robert M. Martin, Dana C. McLendon, Jr., Craig B. Watson and Timothy S. Hill shall have executed and delivered an Employment Agreement.

          (i) Founders' Certificates. Messrs. Martin and McLendon shall each have executed and delivered to the Purchasers a certificate and undertaking in the form agreed to be given by them prior to the date of this Agreement.

          (j) Amended and Restated Charter. The Charter of the Company shall have been amended and restated as provided in Exhibit E annexed hereto, and such Amended and Restated Charter shall have become effective.

          (k) Supporting Documents. on or prior to the First Closing Date, the Purchasers and their counsel shall have received copies of the following supporting documents:

              (i) (1) copies of the Charter of the Company, and all amendments thereto, certified as of a recent date by the Secretary of State of the State of Tennessee and (2) a certificate of said Secretary dated as of a recent date as to the due incorporation and good standing of the Company and listing all documents of the Company on file with said Secretary;

              (ii) a certificate of the Secretary or an Assistant Secretary of the Company dated the First Closing Date and certifying (1) that attached thereto is a true and complete copy of the By-laws of the Company as in effect on the date of such certification and at all times since December 1, 1995; (2) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Employment Agreements, the Restricted Stock Agreement, and the

          Stockholders Agreement, the issuance, sale and delivery of the Initial Shares and the reservation, issuance and delivery of the Additional Shares, and that all such resolutions are still in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement, the Registration Rights Agreement, the Restricted Stock Agreement and the Stockholders Agreement; (3) that the Charter of the Company has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(2) above; and (4) as to the incumbency and specimen signature of each officer of the Company executing this Agreement, the Registration Rights Agreement, the Employment Agreements, the Restricted Stock Agreement, and the Stockholders Agreement, the stock certificates representing the Initial Shares and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this paragraph (ii); and

              (iii) such additional supporting documents and other information with respect to the operations and affairs of the Company as the Purchasers or their counsel may reasonably request.

          All such documents shall be reasonably satisfactory in form and substance to WCAS VII and its counsel.

     SECTION 4.02 Conditions to Obligations of Purchasers with Respect to Each Subsequent Closing. The obligation of the Purchasers to purchase and pay for the Additional Shares being purchased by them on each Subsequent Closing Date is, at their option, subject to the satisfaction, on or before such date, of the following conditions:

     (a) Consummation of First Closing and Each Prior Subsequent Closing. On the First Closing Date the Purchasers shall have purchased and paid for the Initial Shares, and on each previous Subsequent Closing Date, the Purchasers and Founders shall have purchased and paid for the Additional Shares being issued and sold on such Subsequent Closing Date unless, in each case, the non-occurrence of such event shall have been caused by a breach of this Agreement by the Purchasers or by an election by the Company not to proceed with the acquisition of the related Facility pursuant to Section 1.03(b)(ii) hereof.

     (b) Additional Investment Request or Purchase Notice. An Additional Investment Request given pursuant to Section

1.03(b)(i) above shall have become effective pursuant to Section 1.03(b)(ii) above or a Purchase Notice shall have been given pursuant to Section 1.03 above.

     (c) Opinion of Company's Counsel. If, on such Subsequent Closing Date, the Additional Shares to be purchased consist exclusively of Requested Securities, the Purchasers shall have received from Harwell Howard Hyne Gabbert & Manner, P.C., counsel for the Company (or such other counsel for the Company as shall be designated by the Company and reasonably satisfactory to WCAS VII) an opinion dated such Subsequent Closing Date, in form and substance reasonably satisfactory to WCAS VII and its counsel, confirming (other than the opinion described in clause (iii) of Section 4.01(a) hereof and with such other changes as may be required as a result of transactions contemplated by this Agreement) the opinion delivered by such counsel in accordance with said Section 4.01, except that the opinion described in clause (vi) of Section 4.01(a) hereof shall be revised to apply to such Additional Shares.

     (d) Representations and Warranties. The representations and warranties contained in Sections 2.01 (other than paragraph (b) thereof), 2.02 and 2.03 (to the extent that such representation pertains to the validity and binding effect upon a Founder of any Agreement referenced therein, such representation shall apply only as to the provisions thereof to which such Founder remains subject) hereof shall be true and correct on and as of such Subsequent Closing Date, and the representations and warranties contained in Sections 2.05, 2.06, 2.07, 2.08,
2.11 (last sentence) and 2.13 hereof shall be true on and as of such Subsequent Closing Date (except as disclosed in writing to the Purchasers on or prior to the date on which the relevant Additional Investment Request is delivered), and the Company shall have certified to such effect to the Purchasers in writing.

     (e) No Material Adverse Change. Since the Subsequent Closing Date next preceding such Subsequent Closing Date (or, in the case of the first Subsequent Closing Date, since the Initial Closing Date) there shall have been no material adverse change in the business, operations or financial condition of the Company and its Subsidiaries, taken as a whole, and the Company shall have certified to such effect to the Purchasers in writing.

     (f) Performance. The Company shall have performed and complied with all agreements and conditions contained herein required to be performed or complied with by it prior to or at such Subsequent Closing Date, and the Company shall have certified to such effect to the Purchasers in writing.

     (g) All Proceedings to Be Satisfactory. All corporate and other proceedings to be taken by the Company in connection with the Subsequent Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to WCAS VII and its counsel, Reboul, MacMurray, Hewitt, Maynard & Kristol, and WCAS VII and said counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

     (h) Supporting Documents. On or prior to such Subsequent Closing Date the Purchasers and their counsel shall have received copies of the supporting documents referred to in Section 4.01(k) above as if such Subsequent Closing Date were the First Closing Date.

     (i) Closing of Facilities Acquisition. The acquisition described in the relevant Additional Investment Request shall occur concurrently therewith, substantially on the terms set forth in such Request, and all matters incident thereto shall be reasonably satisfactory to WCAS VII and its counsel.

     All such documents shall be reasonably satisfactory in form and substance to WCAS VII and its counsel.

     In the event that the Charter and/or By-laws of the Company shall not have been amended since the First Closing Date, the Company may, in lieu of furnishing such documents, cause the certificate with respect thereto contemplated by paragraph (g) above to be replaced by a certificate as to the fact that such documents were previously furnished and as to the absence of any amendments thereto.

                                       V.

                                    COVENANTS

     The Company covenants and agrees as follows:

     (a) Financial Statements, Reports, Etc. Until the occurrence of an Initial Public Offering, so long as WCAS VII shall hold 25% or more of the Shares acquired by it pursuant to this Agreement, the Company shall furnish to

WCAS VII and, so long as the Company is not subject to the reporting requirements of the Securities Exchange Act of 1934, the Company shall furnish to (x) any other Purchaser holding 25% or more of the Shares acquired by it pursuant to this Agreement and (y) any subsequent holder of Shares holding 25% of more of the Shares:

                  (i) within 90 days after the end of each fiscal year of the Company, a balance sheet of the Company (or a consolidated balance sheet of the Company and its subsidiaries, as the case may be) as of the end of such fiscal year and the related statements (or consolidated statements) of income, changes in stockholders' equity and cash flows of the Company (or of the Company and its subsidiaries) for the fiscal year then ended, together with supporting notes thereto, certified without limitation as to scope of audit by KPMG Peat Marwick, LLP or such other firm of independent public accountants of recognized national standing selected by the Company and reasonably acceptable to WCAS VII;

                 (ii) commencing with the fiscal quarter ending March 31, 1996, within 45 days after the end of each fiscal quarter in each fiscal year (other than the last fiscal quarter in each fiscal year), a balance sheet of the Company (or a consolidated balance sheet of the Company and its subsidiaries, as the case may be) and the related statements (or consolidated statements) of income and cash flows of the Company (or of the Company and its subsidiaries), unaudited but certified by the principal financial officer of the Company, such balance sheet to be as of the end of such fiscal quarter and such statements of income and cash flows to be for such fiscal quarter, for the corresponding fiscal quarter of the immediately preceding fiscal year, for the period from the beginning of the fiscal year to the end of such fiscal quarter and for the period from the beginning of the immediately preceding year to the end of the corresponding fiscal quarter in such fiscal year, in each case subject to normal year-end adjustments;

               (iii) commencing with the month ending January 31, 1996, within 30 days after the end of each month in each fiscal year (other than the last month in each fiscal year), a balance sheet of the Company (or a consolidated balance sheet of the Company and its subsidiaries, as the case may be) and the related statement (or consolidated statement) of income, unaudited but certified by the principal financial officer of the Company, such balance sheets to be as of the end of such month and such statements of income to be for such month and for the period from the beginning of the fiscal year to the end of such month, in each case subject to normal year-end adjustments;

                 (iv) within 30 days prior to the commencement of each fiscal year of the Company (and with respect to any revision thereof, promptly after such revision has been prepared), a proposed operating budget for the Company (or of the Company and its subsidiaries, as the case may be) including projected monthly income statements, cash flow statements during such fiscal year and a projected balance sheet as of the end of such fiscal year, and each monthly financial statement furnished pursuant to subparagraph (iii) above shall reflect variances from such operating budget, as the same may from time to time be revised;

                   (v) promptly upon filing, copies of all registration statements, prospectuses, periodic reports and other documents filed by the Company with the Commission; and

                 (vi) promptly, from time to time, such other information regarding the operations, business, affairs and financial condition of the Company or any subsidiary as the Purchasers or such other holders may reasonably request (the term "subsidiary" as used herein being defined to mean any corporation or other business entity a majority of whose outstanding voting stock entitled to vote for the election of directors is at the time owned by the Company and/or one or more other subsidiaries).

         (b) Change of Business. Prior to the Termination Date, unless the holders of a majority of the shares of Common Stock at the time outstanding shall otherwise agree in writing (treating for purposes of such computation the holders of the Series B Preferred as holders of the number of shares of Common Stock then issuable upon conversion of such shares), the Company shall not enter into, or permit any subsidiary of the Company to enter into, the ownership, active management or operation of any business other than the businesses contemplated to be conducted by the Business Plan and such other activities as are reasonably incidental thereto;

         (c) Compliance with HSR Act. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings that may be required under the HSR Act and submissions of information requested by governmental authorities in connection with all transactions contemplated hereby; provided that the foregoing shall not require any party to make any divestiture of assets in order to obtain any such waiver, consent or approval.

     (d) Issuance of Equity Securities. (i) Prior to the Termination Date, the Company shall not issue and sell any Equity Securities (as hereinafter defined) except (A) pursuant to the terms of this Agreement, (B) such issuances and sales as shall have been approved by holders of a majority of the shares of Common Stock at the time outstanding (treating for purposes of such computation the holders of the Series B Preferred as holders of the number of shares of Common Stock then issuable upon conversion of such shares), (C) the issuance of up to 1,500,000 shares of Common Stock to be reserved for issuance to employees of the Company either directly or pursuant to stock options, in either case pursuant to a plan approved by the Board of Directors of the Company and as such number of shares may be increased upon the approval of the non-management members of the Board of Directors of the Company, (D) the issuance of up to 200,000 shares of Common Stock to be reserved for issuance to a future Vice President - Acquisition and Development of the Company and (E) upon the approval of the non-management members of the Board of Directors of the Company, the issuance of shares of capital stock of the Company in connection with acquisitions of one or more Facilities as incentives (as opposed to as primary consideration for the acquisition of a Facility or shares of the entity owning the same) to selected individuals in connection with the acquisition of a Facility.

     (ii) The term "Equity Securities" shall mean (A) Common Stock, rights, options or warrants to purchase Common Stock, (B) any equity security other than Common Stock having voting rights in the election of the Board of Directors not contingent upon a failure to pay dividends, (C) any security convertible into or exchangeable for any of the foregoing and (D) any agreement or commitment to issue any of the foregoing.

                                       VI.

                                  MISCELLANEOUS

     SECTION 6.01 Expenses. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated, provided, however, that the Company shall pay the reasonable documented fees and disbursements of the Purchasers' counsel, Reboul, MacMurray, Hewitt, Maynard & Kristol in connection with the Initial Closing and any Subsequent Closings. In addition, the Company will pay any filing fees that any Purchaser may be required to pay from time to time in order to comply with the HSR Act in connection with any of the transactions contemplated hereby or any acquisition by the Company of any Facility.

     SECTION 6.02 Survival of Agreements; Limitation on Customer Liabilities. Except as otherwise expressly provided in Article V hereof with respect to certain covenants, all covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the issuance, sale and delivery of the Shares pursuant hereto until the earlier to occur of (i) the Termination Date and (ii) the second anniversary of the last Subsequent Closing Date, and all statements contained in any certificate or other instrument delivered by the Company hereunder shall be deemed to constitute representations and warranties made by the Company.

     SECTION 6.03 Brokerage. Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

     SECTION 6.04 Parties in Interest. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

     SECTION 6.05 Notices. All notices which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and (i) delivered personally,
(ii) mailed by certified or registered mail, return receipt requested and postage prepaid, (iii) sent via a nationally recognized overnight courier or
(iv) sent via facsimile confirmed in writing to the recipient, in each case as follows:

     (a) if to the Company, at

         New American Healthcare Corporation
         229 Ward Circle, Suite C-12
         P.O. Box 3689
         Brentwood, Tennessee 37024
         Attention:    Robert M. Martin
                       Dana C. McLendon, Jr.
         Telecopy No.: (615) 221-5009

         with a copy to:

         Harwell Howard Hyne Gabbert & Manner, P.C.
         1800 First American Center
         315 Deaderick Street
         Nashville, Tennessee 37238
          Attention: Ernest E. Hyne, II, Esq.
         Telecopy No.: (615) 251-1058

     (b) if to any Purchaser, at the address for such Purchaser set forth in Annex I hereto, with a copy to:

         Reboul, MacMurray, Hewitt, Maynard & Kristol
         45 Rockefeller Plaza
         New York, N.Y. 10111
         Attention: William J. Hewitt, Esq.
         Telecopy No.: (212) 841-5725

     (c) if to any subsequent holder of Shares, to such holder at its address appearing on the stock transfer records of the Company;

     (d) if to any Founder at the address for such Founder set forth in Annex II hereto;

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

     SECTION 6.06 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES OF SUCH STATE.

     SECTION 6.07 Entire Agreement. This Agreement, together with the other agreements referred to herein, constitutes the entire Agreement of the parties with respect to the subject matter hereof and may not be modified or amended except in writing.

     SECTION 6.08 Counterparts. This Agreement may be executed in one or more counterparts and by the parties hereto on separate counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     SECTION 6.09 NOTICE FOR PENNSYLVANIA RESIDENTS. OFFERS TO PURCHASE THE SECURITIES ISSUED HEREUNDER THAT ARE MADE TO PENNSYLVANIA RESIDENTS WILL BE MADE ONLY TO PENNSYLVANIA RESIDENTS WHO ARE ACCREDITED INVESTORS AS DEFINED IN REGULATION D UNDER THE SECURITIES ACT OF 1933.

     EACH PENNSYLVANIA RESIDENT WHO PURCHASES ANY OF THE SECURITIES ISSUED HEREUNDER HEREBY AGREES NOT TO SELL THE SECURITIES PURCHASED FOR A PERIOD OF TWELVE MONTHS FROM THE DATE OF PURCHASE UNLESS THE PURCHASER'S SECURITIES ARE SUBSEQUENTLY REGISTERED UNDER THE PENNSYLVANIA SECURITIES ACT OF 1972 OR UNDER THE SECURITIES ACT OF 1933, OR OTHERWISE IN ACCORDANCE WITH REGULATION 204.011 OF THE PENNSYLVANIA CODE.

     PURSUANT TO SECTION 207(M) OF THE PENNSYLVANIA SECURITIES ACT OF 1972, EACH PERSON WHO ACCEPTS AN OFFER TO PURCHASE SECURITIES EXEMPTED FROM REGISTRATION BY
SECTION 203(D) OF THE PENNSYLVANIA SECURITIES ACT OF 1972 DIRECTLY FROM AN ISSUER OR AN AFFILIATE OF AN ISSUER SHALL HAVE THE RIGHT TO WITHDRAW HIS OR HER ACCEPTANCE, WITHOUT INCURRING ANY LIABILITY TO THE SELLER, UNDERWRITER (IF ANY) OR ANY OTHER PERSON, WITHIN TWO BUSINESS DAYS FROM THE DATE OF RECEIPT BY THE ISSUER OF HIS OR HER WRITTEN BINDING CONTRACT OF PURCHASE OR, IN THE CASE OF A TRANSACTION IN WHICH THERE IS NO WRITTEN BINDING CONTRACT OF PURCHASE, WITHIN TWO BUSINESS DAYS AFTER HE OR SHE MAKES THE INITIAL PAYMENT FOR THE SECURITIES BEING OFFERED. TO ACCOMPLISH THIS WITHDRAWAL, THE PURCHASER NEED ONLY SEND A LETTER OR TELEGRAM TO THE COMPANY INDICATING HIS OR HER INTENTION TO WITHDRAW. SUCH LETTER OR TELEGRAM SHOULD BE SENT AND POSTMARKED PRIOR TO THE END OF THE AFOREMENTIONED SECOND BUSINESS DAY. IF THE PURCHASER IS SENDING A LETTER, IT IS PRUDENT TO SEND IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ENSURE THAT IT IS RECEIVED AND ALSO TO EVIDENCE THE TIME WHEN IT WAS MAILED. SHOULD THE PURCHASER MAKE THE REQUEST ORALLY, THE PURCHASER SHOULD ASK FOR WRITTEN CONFIRMATION THAT SUCH REQUEST HAS BEEN RECEIVED.

                  IN WITNESS WHEREOF, the Company, the Founders and the Purchasers have executed this Securities Purchase Agreement as of the day and year first above written.

                                NEW AMERICAN HEALTHCARE CORPORATION

                                By
                                   ---------------------------------
                                        Robert M. Martin
                                        Chairman, President and CEO


                                PURCHASERS:

                                WELSH, CARSON, ANDERSON & STOWE VII, L.P.
                                By WCAS VII Partners, General Partner


                                By
                                   ----------------------------------
                                        General Partner

                                WCAS Healthcare Partners, L.P.
                                By WCAS HP Partners, General Partner


                                By
                                   ----------------------------------
                                        General Partner


                                   ----------------------------------
                                        Patrick J. Welsh


                                   ----------------------------------
                                        Russell L. Carson


                                   ----------------------------------
                                        Bruce K. Anderson



                                   ----------------------------------
                                        Richard H. Stowe

                                   ----------------------------------
                                        Andrew M. Paul


                                   ----------------------------------
                                        Thomas E. McInerney


                                   ----------------------------------
                                        Laura VanBuren


                                   ----------------------------------
                                        James B. Hoover


                                   ----------------------------------
                                        Robert A. Minicucci


                                   ----------------------------------
                                        Anthony J. de Nicola



                                   DAVID F. BELLET - TRUSTEE
                                     PROFIT SHARING PLAN DLJSC -
                                     CUSTODIAN FBO DAVID F. BELLET


                                   By
                                      -------------------------------


                                   HORIZON INVESTMENTS ASSOCIATES, I


                                   By
                                      -------------------------------

                                   FOUNDERS:


                                   ----------------------------------
                                        Robert H. Martin


                                   ----------------------------------
                                        Dana C. McLendon, Jr.

                                   ----------------------------------
                                        Craig B. Watson


                                   ----------------------------------
                                        Timothy S. Hill

                                     ANNEX I

                                 The Purchasers

                                                Number of          Purchase Price
Name and Address                              Initial Shares      of Initial Shares
----------------                              --------------      -----------------
Welsh, Carson, Anderson &                       4,778,500            $1,433,550
  Stowe VII, L.P.
One World Financial Center
New York, NY 10281
Telecopy No. (212) 945-2016

WCAS Healthcare Partners, L.P.                     75,000            $   22,500
One World Financial Center
New York, NY 10281
Telecopy No. (212) 945-2016

Patrick J. Welsh                                   25,000            $    7,500
Russell L. Carson                                  50,000            $   15,000
Bruce K. Anderson                                  30,000            $    9,000
Richard H. Stowe                                   15,000            $    4,500
Andrew M. Paul                                      5,000            $    1,500
Thomas E. McInerney                                 7,500            $    2,250
Laura VanBuren                                      2,000            $      600
James B. Hoover                                     5,000            $    1,500
Robert A. Minicucci                                 4,000            $    1,200
Anthony J. de Nicola                                3,000            $      900
  In care of
  WCAS Management Corporation
  One World Financial Center
  New York, NY 10281
  Telecopy No. (212) 945-2016

David F. Bellet - Trustee
                                                        0                     0
Profit Sharing Plan DLJSC-Custodian
FBO David F. Bellet
125 East 72nd Street
New York, New York 10021-4250

copy to:

Ms. Ann-Marie Baka Sieczka
Sales Associate
Donaldson, Lufkin & Jenrette
Investment Services Group
140 Broadway
New York, New York 10005-1281

HORIZON INVESTMENTS ASSOCIATES, I                       0                     0
c/o R.A. Ortenzio
Continental Medical Systems, Inc.
600 Wilson Lane
Mechanicsburg, Pennsylvania 17055
                                                ---------            ----------
TOTAL                                           5,000 000            $1,500,000
                                                =========            ==========

                                    ANNEX II

                                    Founders

                                                Purchase Price           Aggregate
                              Number of              of                Purchase Price
Name and Address           Initial Shares       Initial Shares      (Common & Preferred)
----------------           --------------       --------------      --------------------
Robert M. Martin
919 Stuart Lane
Brentwood, TN 37017            10,000               $3,000               $100,000

Dana C. McLendon, Jr.
One Strawberry Hill
Nashville, TN 37215            10,000               $3,000               $100,000

Craig B. Watson
10803 Briar Branch
Houston, TX 77024               5,000               $1,500               $ 50,000

Timothy S. Hill
604 Davidson Road
Nashville, TN 37025             1,500               $  450               $ 15,000
--------------------           ------               ------               --------
Total                          26,500               $7,950               $265,000

                                    ANNEX III

                                Additional Shares


                                           Maximum Number           Maximum
                                           Number of                Number of
                                           Series A                 Series B
Name and Address                           Preferred Shares         Preferred Shares
----------------                           ----------------         ----------------
PURCHASERS:
----------
Welsh, Carson, Anderson &                     238,641                  222,389
  Stowe VII, L.P.
320 Park Avenue, Suite 2500
New York, NY 10022-6815

WCAS Healthcare Partners, L.P.                  3,513                    3,762
320 Park Avenue, Suite 2500
New York, NY 10022-6815

Patrick J. Welsh (NJ)*                          1,254                    1,171
Russell L. Carson (NY)                          2,508                    2,342
Bruce K. Anderson (NJ)                          1,505                    1,405
Richard H. Stowe (NY)                             752                      703
Andrew M. Paul (NY)                               251                      234
Thomas E. McInerney (NY)                          376                      351
Laura VanBuren (NY)                               100                       94
James B. Hoover (NY)                              251                      234
Robert A. Minicucci (CT)                          201                      187
Anthony J. de Nicola (NJ)                         150                      141
  In care of
  WCAS Management Corporation
  320 Park Avenue, Suite 2500
  New York, NY 10022-6815

David F. Bellet - Trustee (NY)                      0                      500
Profit Sharing Plan DLJSC
    - Custodian
FBO David F. Bellet
125 East 72nd Street
New York, New York 10021-4250

copy to:

Ms. Nicole Primack
Sales Associate
Donaldson, Lufkin & Jenrette
Investment Services Group
140 Broadway
New York, New York 10005-1281


HORIZON INVESTMENTS
  ASSOCIATES, I (PA)                                0                    1,000
c/o R.A. Ortenzio
Continental Medical Systems, Inc.
600 Wilson Lane
Mechanicsburg, Pennsylvania 17055

Patrick T. Ryan                                     0                      500
109 Westpark Drive, Suite 420
Brentwood, TN 37024

PURCHASERS TOTAL:                             250,000**                235,000**

FOUNDERS
--------

Robert M. Martin (TN)                             500                      470
Dana C. McLendon, Jr. (TN)                        500                      470
Craig B. Watson (TX)                              250                      235
Timothy S. Hill (TN)                               75                       70.5
Neil McLean (TN)                                  250                      235
-------                                       -------                  -------
FOUNDERS TOTAL:                                 1,575                     1480.5
                                              =======                  =======
*   State of Residence

**  Less shares purchased by Founders

                                    ANNEX III

                                Additional Shares

                                       Maximum Number            Maximum
                                       Number of                 Number of
                                       Series A                  series B
Name and Address                       Preferred Shares          Preferred Shares
----------------                       ----------------          ----------------

PURCHASERS:
----------

Welsh, Carson, Anderson &                  238,891                   223,124
  Stowe VII, L.P.
One World Financial Center
New York, NY 10281

WCAS Healthcare Partners, L.P.               3,513                     3,762
One World Financial Center
New York, NY 10281

Patrick J. Welsh (NJ)*                       1,254                     1,171
Russell L. Carson (NY)                       2,508                     2,342
Bruce K. Anderson (NJ)                       1,505                     1,405
Richard H. Stowe (NY)                          752                       703
Andrew M. Paul (NY)                            251                       234
Thomas E. McInerney (NY)                       376                       351
Laura VanBuren (NY)                            100                        94
James B. Hoover (NY)                           251                       234
Robert A. Minicucci (CT)                       201                       187
Anthony J. de Nicola (NJ)                      150                       141
  In care of
  WCAS Management Corporation
  One World Financial Center
  New York, NY 10281

David F. Bellet - Trustee (NY)                   0                       500
Profit Sharing Plan DLJSC
    - Custodian
FBO David F. Bellet
125 East 72nd Street
New York, New York 10021-4250

copy to:
Ms. Nicole Primack
Sales Associate
Donaldson, Lufkin & Jenrette
Investment Services Group
140 Broadway
New York, New York 10005-1281

HORIZON INVESTMENTS
  ASSOCIATES, I (PA)                             0                     1,000
c/o R.A. Ortenzio
Continental Medical Systems, Inc.
600 Wilson Lane
  Mechanicsburg, Pennsylvania 17055

PURCHASERS TOTAL:                          235,000**                 250,000**



FOUNDERS
--------

Robert M. Martin (TN)                          500                       470
Dana C. McLendon, Jr. (TN)                     500                       470
Craig B. Watson (TX)                           250                       235
Timothy S. Hill (TN)                            75                        70.5
--------                                   -------                   -------
FOUNDERS TOTAL:                              1,325                      1245.5
                                           =======                   =======


*   State of Residence

**  Less shares purchased by Founders